UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2022, Power Solutions International, Inc. (the “Company”) and Hyundai Doosan Infracore Co., Ltd. f/k/a Doosan Infracore Co., Ltd. (“Doosan”) entered into Addendum #11 (the “Addendum”) to the Supply Agreement, dated as of December 11, 2007 (the “Supply Agreement”), by and between Doosan and the Company, as amended from time to time.

The Addendum removes the Company’s exclusivity to purchase and distribute specified Doosan engines with territory of the United States, Canada and Mexico. The addendum also removes minimum product purchase commitments and related performance penalties imposed on the Company except for the 2021 outstanding balance. The Addendum expands the Company’s sales and service territory of Doosan’s products to the United States of America, Canada, Mexico and any other market where the parties have agreed to a non-binding forecast. The Addendum establishes the purchase price of Doosan products for the remainder of 2022 and allows the parties to negotiate the pricing for 2023 and future years. The Addendum does not modify the term of the Supply Agreement, which ends on December 31, 2023, after which the Addendum will automatically renew for additional one-year terms unless written notice of termination is provided by either party at least three months prior to the scheduled expiration. The Addendum supplants all prior addenda. The terms of the Addendum and the Supply Agreement govern the rights and obligations of the parties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Addendum, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

For further information regarding the Supply Agreement, see a copy of the Supply Agreement filed as Exhibit 10.12 to Amendment No. 4 to the Company’s Current Report on Form 8-K dated April 29, 2011, filed with the Commission on August 12, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Addendum # 11, dated as of July 1, 2022 to Supply Agreement, dated as of December 11, 2007, by and between Power Solutions International, Inc. and Doosan Infracore Co., Ltd., as amended.†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Confidential treatment has been requested with respect to certain portions of this exhibit.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: July 25, 2022	By:	/s/ June Gu
	Name:	June Gu
	Title:	Interim General Counsel